Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Senior Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces First Quarter 2013 Results

Westlake, OH (May 7, 2013):  TravelCenters of America LLC (NYSE: TA) today announced financial results for the quarter ended March 31, 2013.

At March 31, 2013, TA’s business included 244 travel centers in 41 U.S. states and in Canada, including 171 travel centers operating under the “TravelCenters of America”, “TA” or related brand names, and 73 travel centers operating under the “Petro Stopping Centers”, or “Petro” brand.  TA’s results were:

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per share amounts)
Revenues	$1,957,351	$1,994,869
Net loss	$(12,139)	$(14,185)

Net loss per share:
Basic and diluted	$(0.41)	$(0.49)

Supplemental Data:
Total fuel sales volume (gallons)	495,713	512,701
Total fuel revenues	$1,625,107	$1,683,193
Fuel gross margin	$76,928	$68,446

Total nonfuel sales	$329,194	$308,154
Nonfuel gross margin	$183,829	$171,384
Nonfuel gross margin percentage	55.8%	55.6%

EBITDAR(1)	$56,968	$49,706

(1)    A reconciliation that shows the calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary

TA’s net loss of $12.1 million for the first quarter of 2013 reflected an improvement of $2.0 million as compared to the net loss for the first quarter of 2012.  TA’s results for the first quarter of 2013 included improvement in fuel gross margin, nonfuel revenues, nonfuel gross margin and EBITDAR.  EBITDAR increased by $7.3 million, or 14.6%, over the 2012 first quarter to $57.0 million.  Despite a 3.3% decline in gallons sold, total gross margin increased $20.5 million, or 8.4%, while site level operating expenses increased only $13.8 million, or 8.1% in the 2013 first quarter as compared to the 2012 first quarter.  Approximately 61% of the 3.3% decline in fuel gallons sold was attributable to TA’s ceasing to supply fuel on a wholesale basis to certain of its franchisees during 2013.  The improvement in fuel gross margin was impacted by the retroactive reinstatement to January 1, 2012, of a biodiesel blender’s credit of $3.3 million, which became effective during the first quarter of 2013 as a result of the American Taxpayer Relief Act of 2012, which became law on January 2, 2013.  The improvements in nonfuel revenues and gross margin in the first quarter of 2013 resulted, in large part, from the travel centers acquired during 2012 and 2013, increased fuel gross margin per gallon and increased customer spending for nonfuel products and services at TA’s travel centers.  TA noted that its revenues are usually lowest in the first quarter of the year when movement of freight by truck and motorist travel are typically at their lowest levels of the year.  While TA’s revenues are modestly seasonal, the quarterly variations in TA’s operating results may reflect greater seasonal differences because rent and certain other costs do not vary seasonally.

Investment Activity

During the quarter ended March 31, 2013, TA purchased two travel centers (one of which was previously one of TA’s franchisee operated travel centers) for an aggregate of $9.4 million and made capital investments of $32.5 million, including $7.5 million to improve travel centers TA purchased during 2011 through 2013.  In April and May 2013, TA acquired two travel centers for $9.2 million.  TA has an agreement to acquire an additional travel center for $4.0 million.  TA expects to purchase this travel center during the second quarter of 2013, but this purchase is subject to conditions and may not occur.  TA currently intends to continue its efforts to selectively acquire additional properties.

Capital Activity

On January 15, 2013, TA sold $110 million of 8.25% Senior Notes due 2028 in a public offering for net proceeds of approximately $105.1 million.  During the 2013 first quarter, TA sold to Hospitality Properties Trust, or HPT, $22.7 million of improvements to sites leased from HPT.

Thomas M. O’Brien, TA’s CEO, made the following statement regarding the 2013 first quarter results of operations and recent activities.

“During the first quarter of 2013, TA was again able to increase EBITDAR and improve net income per share over the prior year.  During the 2013 first quarter, our 17,000 employees overcame the challenges of severe weather, particularly on the east coast during February, one less day in February due to leap year in 2012, and the Easter holiday falling in March 2013 versus in April 2012, all by executing our business plan and, as always, taking care of our customers.”

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data for the travel centers that were operated by TA continuously since the beginning of the earliest applicable period presented.  A presentation of EBITDAR, and a reconciliation that shows the calculation of EBITDAR from net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

Later today, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended March 31, 2013.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1951.  Participants calling from outside the United States and Canada should dial (612) 332-0342.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 290597.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.  The transcription, recording and retransmission in any way of TA’s first quarter conference call is strictly prohibited without the prior written consent of TA.  The Company’s website is not incorporated as part of this press release.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 42 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT TA’S NET LOSS DECREASED AND THAT TA’S FUEL GROSS MARGIN, NONFUEL SALES AND NONFUEL GROSS MARGIN LEVELS INCREASED.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT TA WILL BE ABLE TO OPERATE PROFITABLY IN THE FUTURE. IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT TA’ S FUTURE OPERATIONS THAT MAY CAUSE TA TO OPERATE UNPROFITABLY IN ANNUAL AND/OR QUARTERLY PERIODS IN ADDITION TO THOSE STATED ITEMS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS SEASONALITY, THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS;

•                  THIS PRESS RELEASE STATES THAT TA’S REVENUES ARE USUALLY LOWEST IN THE FIRST QUARTER OF THE YEAR AND THAT BECAUSE RENT AND CERTAIN OTHER COSTS DO NOT VARY SEASONALLY TA’S OPERATING RESULTS MAY REFLECT GREATER SEASONAL DIFFERENCES.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT TA’S FINANCIAL RESULTS WILL IMPROVE LATER IN THE CALENDAR YEAR.  AS NOTED ABOVE, THERE ARE MANY FACTORS IN ADDITION TO THE SEASONALITY OF TA’S BUSINESS WHICH MAY IMPACT TA’S FINANCIAL RESULTS.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT TA’S FINANCIAL RESULTS WILL IMPROVE LATER IN THE CALENDAR YEAR;

•                  THIS PRESS RELEASE REFERENCES SEVERAL TRAVEL CENTER PURCHASES THAT TA HAS COMPLETED OR AGREED TO COMPLETE DURING 2013 AND STATES THAT TA EXPECTS A PURCHASE TO BE COMPLETED DURING THE SECOND QUARTER OF 2013.  THE IMPLICATIONS OF THESE STATEMENTS MAY BE THAT TA WILL BE ABLE TO COMPLETE THE REFERENCED PURCHASE AND TA WILL BE ABLE TO OPERATE ITS PURCHASED LOCATIONS PROFITABLY.  MANY OF THE TRAVEL CENTERS TA HAS ACQUIRED PRODUCED OPERATING RESULTS WHICH MAY HAVE CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA’S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING TA’S ABILITY TO INTEGRATE NEW OPERATIONS INTO ITS EXISTING OPERATIONS AND SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS THE LEVEL OF DEMAND FOR TA’S GOODS AND SERVICES ARISING FROM THE U.S. ECONOMY GENERALLY.  ALSO, THE PENDING ACQUISITIONS ARE SUBJECT TO CONDITIONS, WHICH MAY NOT BE SATISFIED AND COULD RESULT IN THOSE ACQUISITIONS NOT OCCURRING OR BEING DELAYED, OR COULD RESULT IN THE TERMS OF THE ACQUISITIONS CHANGING.  FURTHER, TA MAY NOT SUCCEED IN IDENTIFYING AND/OR ACQUIRING OTHER PROPERTIES; AND

•      THIS PRESS RELEASE STATES THAT DURING THE 2013 FIRST QUARTER TA MADE CAPITAL INVESTMENTS OF $32.5 MILLION FOR IMPROVEMENTS TO EXISTING AND ACQUIRED TRAVEL CENTERS, AND SOLD TO HPT $22.7 MILLION OF IMPROVEMENTS TO TRAVEL CENTERS LEASED FROM HPT.  TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF CAPITAL INVESTMENT TO MAINTAIN THE COMPETITIVENESS OF TA’S LOCATIONS AND HPT IS NOT OBLIGATED TO PURCHASE IMPROVEMENTS TO LEASED TRAVEL CENTERS FROM TA. THERE CAN BE NO ASSURANCE THAT TA WILL HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY TO FUND FUTURE CAPITAL INVESTMENTS.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA, ITS CUSTOMERS AND ITS FRANCHISEES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  ACQUISITIONS MAY SUBJECT TA TO ADDITIONAL OR GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS AND SOME OF THESE PAST CONSEQUENCES MAY CONTINUE, WHICH MAY ADVERSELY AFFECT TA’S BUSINESS EVEN IF FUEL PRICES DO NOT INCREASE;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  ALSO, IN LIGHT OF TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  MOST OF TA’S TRUCKING CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA, AND CHARGE TA FEES FOR THESE SERVICES.  COMPETITION, OR LACK THEREOF, AMONG THE FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  TA IS ROUTINELY INVOLVED IN LITIGATION AND OTHER LEGAL MATTERS INCIDENTAL TO THE ORDINARY COURSE OF ITS BUSINESS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS.  LITIGATION IS EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•                  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S OPERATING RESULTS;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AFFILIATES INSURANCE COMPANY, OR AIC, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH TA’S MANAGING DIRECTORS, HPT, RMR, AIC AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION;

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO USAGE LIMITATIONS; AND

•                  TA’S LIMITED LIABILITY COMPANY AGREEMENT AND BYLAWS AND CERTAIN OF TA’S OTHER AGREEMENTS AND BUSINESS LICENSES INCLUDE VARIOUS PROVISIONS WHICH MAY DETER A CHANGE OF CONTROL OF TA AND, AS A RESULT, TA’S SHAREHOLDERS MAY BE UNABLE TO REALIZE A TAKE OVER PREMIUM FOR THEIR SHARES.

TA ACCUMULATED A SIGNIFICANT DEFICIT DURING THE YEARS 2007 THROUGH 2010.  ALTHOUGH TA GENERATED NET INCOME FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2012, AND TA’S PLANS ARE INTENDED TO GENERATE NET INCOME IN FUTURE PERIODS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR “SEC”, AND TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2013, TO BE FILED WITH THE SEC, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND ELSEWHERE IN THOSE REPORTS.  COPIES OF THOSE REPORTS ARE OR WILL BE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues:
Fuel	$1,625,107	$1,683,193
Nonfuel	329,194	308,154
Rent and royalties	3,050	3,522
Total revenues	1,957,351	1,994,869

Cost of goods sold (excluding depreciation):
Fuel	1,548,179	1,614,747
Nonfuel	145,365	136,770
Total cost of goods sold (excluding depreciation)	1,693,544	1,751,517

Operating expenses:
Site level operating	183,933	170,137
Selling, general & administrative	23,227	23,167
Real estate rent	51,884	49,498
Depreciation and amortization	13,223	11,859
Total operating expenses	272,267	254,661

Loss from operations	(8,460)	(11,309)

Income (loss) from equity investees	436	(200)
Acquisition costs	(115)	(142)
Interest income	235	222
Interest expense	(4,065)	(2,512)
Loss before income taxes	(11,969)	(13,941)
Provision for income taxes	170	244
Net loss	$(12,139)	$(14,185)

Net loss per share:
Basic and diluted	$(0.41)	$(0.49)

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$135,964	$35,189
Accounts receivable, net	168,114	106,273
Inventories	188,503	191,006
Other current assets	60,981	61,020
Total current assets	553,562	393,488

Property and equipment, net	576,492	576,512
Goodwill and intangible assets, net	22,364	20,041
Other noncurrent assets	32,613	28,240
Total assets	$1,185,031	$1,018,281

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$194,349	$143,605
Current HPT Leases Liabilities	29,612	28,354
Other current liabilities	130,615	111,168
Total current liabilities	354,576	283,127

Noncurrent HPT Leases liabilities	348,153	351,135
Senior Notes due 2028	110,000	—
Other noncurrent liabilities	30,369	30,585
Total liabilities	843,098	664,847

Shareholders’ equity	341,933	353,434
Total liabilities and shareholders’ equity	$1,185,031	$1,018,281

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended March 31,
	2013	2012
Calculation of EBITDAR:(1)
Net loss	$(12,139)	$(14,185)
Add: income taxes	170	244
Add: depreciation and amortization	13,223	11,859
Deduct: interest income	(235)	(222)
Add: interest expense(2)	4,065	2,512
Add: real estate rent expense(3)	51,884	49,498
EBITDAR	$56,968	$49,706

(1)         EBITDAR is a not a GAAP financial measure.  TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income (loss), income (loss) from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)         Interest expense included the following:

	Three Months Ended March 31,
	2013	2012
Interest related to TA’s Senior Notes and Credit Facility	$2,373	$533
HPT rent classified as interest	1,741	1,810
Amortization of deferred financing costs	154	87
Capitalized interest	(325)	—
Other	122	82
	$4,065	$2,512

(3)         Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid under real property lease agreements was $55,457 and $52,693 during the three month periods ended March 31, 2013 and 2012, respectively, while the total rent amounts expensed during the quarters ended March 31, 2013 and 2012, were $51,884 and $49,498, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale/leaseback financing obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010 and the deferred gain realized on the sale of assets that are leased back.  A reconciliation of these amounts is as follows.

	Three Months Ended March 31,
	2013	2012

Cash payments to HPT for rent	$52,850	$50,299
Other cash rental payments	2,607	2,394
Total cash payments under real property leases	55,457	52,693
Adjustments for:
Accrued estimated percentage rent not yet paid	666	729
Noncash straight line rent accrual — HPT	(241)	35
Noncash straight line rent accrual — other	21	109
Amortization of sale/leaseback financing obligation	(509)	(549)
Portion of rent payments classified as interest expense	(1,741)	(1,810)
Amortization of deferred tenant improvements allowance	(1,692)	(1,692)
Amortization of deferred gain on sale/leaseback transactions	(77)	(17)
Total amount expensed as rent	$51,884	$49,498

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on March 31, 2013, that were operated by TA continuously since the beginning of the earliest applicable period presented.  This data excludes revenues and expenses that were not generated at travel centers TA operates, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC
SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended March 31,
	2013	2012	Change Fav/(Unfav)
Number of company operated travel centers	191	191	—

Fuel sales volume (gallons)	462,485	485,560	(4.8)%

Fuel revenues	$1,516,901	$1,595,746	(4.9)%
Fuel gross margin	$73,601	$67,654	8.8%

Nonfuel revenues	$312,860	$307,588	1.7%
Nonfuel gross margin	$174,714	$171,137	2.1%
Nonfuel gross margin percentage	55.8%	55.6%	20	b.p.

Total gross margin	$248,315	$238,791	4.0%
Site level operating expenses	$173,139	$167,488	(3.4)%
Site level operating expenses as a percentage of nonfuel revenues	55.3%	54.5%	(80	)b.p.
Site level gross margin in excess of site level operating expense	$75,176	$71,303	5.4%

(1)        Excludes two travel centers TA operates that are owned by a joint venture and travel centers operated by TA’s franchisees.

(End)